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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CARMIKE CINEMAS, INC.


Carmike Cinemas, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

         1. The name under which the Corporation was originally incorporated was "Martin Cinemas, Inc." and its original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 2, 1982. The Certificate of Incorporation was restated on October 2, 1986;

         2. This Amended and Restated Certificate of Incorporation amends and restates the Restated Certificate of Incorporation, as amended to date, pursuant to the authority granted to the Corporation prior to reorganization (the "Debtor") under Section 303 of the Delaware General Corporation Law (the "DGCL") to put into effect and carry out the Debtor's Joint Amended Plan of Reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Provision for the making of this Amended and Restated Certificate of Incorporation is contained in the order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

         3. The Restated Certificate of Incorporation of the Corporation, as amended, is hereby restated by this Amended and Restated Certificate of Incorporation to read in full as follows:

         FIRST:   The name of the Corporation (hereinafter called the
"Corporation") is:

                              CARMIKE CINEMAS, INC.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Trust Company.

         THIRD:   The purpose of the Corporation is to engage in any lawful act or activity of which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is 21,000,000, consisting of
(i) 20,000,000 shares of Common Stock, par value $.03 per share (the "Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such


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consideration and for such corporate purposes as the Board of Directors may from time to time determine as permitted by the laws of the State of Delaware.

         Notwithstanding anything to the contrary set forth in this Article FOURTH, the Corporation shall not issue any non-voting equity securities; provided, however, that this provision, included in this Amended and Restated Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code, shall have no force and effect beyond that required by Section 1123(a)(6) of the Bankruptcy Code and shall be effective only for so long as
Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.

         Upon the filing in the Office of the Secretary of State of the State of Delaware of this Amended and Restated Certificate of Incorporation, the shares of Class A Common Stock, par value $.03 per share, and the shares of Class B Common Stock, par value $.03 per share (collectively, the "Old Common Stock"), and the shares of Preferred Stock, par value $1.00 per share (the "Old Preferred Stock") of the Corporation issued and outstanding immediately prior to the time when this Amended and Restated Certificate of Incorporation becomes effective are hereby automatically canceled and extinguished. Upon the filing in the Office of the Secretary of State of the State of Delaware of this Amended and Restated Certificate of Incorporation, each certificate which prior to such filing evidenced Old Common Stock or Old Preferred Stock shall be deemed canceled and extinguished.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation, are as follows:

         A.       PREFERRED STOCK

         The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following to the full extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) Whether that series shall have dividend rights, whether dividends shall be cumulative, and, if so, from which date or dates, and the applicable rate and the relative rights of priority, if any, of payment of dividends on shares of that series;


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         (c)      Whether, subject to the provisions of Article FOURTH, that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including, without limitation, whether such voting rights are to be exercised together with and/or separate from the class voting rights of the Common Stock;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payments of shares of that series; and, including, without limitation,

         (h) Any other relative rights, preferences and limitations of that series.

         Except in respect of the particulars fixed for series by the Board of Directors as permitted hereby, all shares shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

         If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of the Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         B.       COMMON STOCK

         I. Dividends and other Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as amended from time to time, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor.


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         II.      Voting.

         (a) At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in such holder's name on the transfer books of the Corporation.

         (b) Except as may be otherwise required by law or by this Article FOURTH, the holders of Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

         (c) Every reference in this Amended and Restated Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.


         III. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, any outstanding holders of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed in the Certificate of Incorporation, plus an amount equal to all dividends accrued and unpaid on such shares to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock shall be insufficient to permit full payment to them of said preferential amount, then such assets shall be distributed among such holders ratably in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section III. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this
Section III.

         FIFTH:   The Corporation is to have perpetual existence.

         SIXTH:   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, or this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation. The number of directors which shall constitute the whole Board of Directors shall be determined in the manner provided in the Bylaws of the Corporation.


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         SEVENTH: The power to adopt, alter, amend or repeal the Bylaws of the
Corporation shall be vested in the Board of Directors. The stockholders of the Corporation may adopt, amend or repeal the Bylaws of the Corporation only by the affirmative vote of holders of at least 66 2/3% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of the stockholders. Election of directors need not be by written ballot.

         EIGHTH:  The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         NINTH:   From time to time any of the provisions of this Amended and
Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article NINTH. The stockholders of the Corporation may amend, alter or repeal the provisions of this Amended and Restated Certificate of Incorporation only by the affirmative vote of holders of at least 66 2/3% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of the stockholders.

         TENTH:   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

         ELEVENTH: A director of the Corporation shall not in the absence of fraud be disqualified by the holding of such office from dealing or contracting with the Corporation either as a vendor, as a purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by said director, from or through any transaction or contract of the Corporation by reason of the fact that said director, or any firm of which said director is a member, or any corporation of which said director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided by the General


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Corporation Law of the State of Delaware for authorization, approval or ratification of transactions or contracts between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Secretary as of the 31 day of January, 2002.


                                                CARMIKE CINEMAS, INC.


                                                By: /s/ Michael W. Patrick
                                                   ----------------------------
                                                   Michael W. Patrick,
Attest:  /s/ Anthony J. Rhead,                     President
       ---------------------------------
         Anthony J. Rhead,
         Secretary


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